                                                                   Exhibit 99(a)

NEWS RELEASE                                        Cleveland-Cliffs Inc
                                                    1100 Superior Avenue
                                                    Cleveland, Ohio 44114-2589
--------------------------------------------------------------------------------

                        CLEVELAND-CLIFFS REPORTS EARNINGS
                        ---------------------------------
                             FOR FIRST QUARTER 2003
                             ----------------------

         Cleveland, OH -- April 23, 2003 -- Cleveland-Cliffs Inc (NYSE:CLF) today reported net income of $2.2 million, or $.21 per share (all per share amounts are "diluted"), for the first quarter of 2003. Comparable results in the first quarter of 2002 were a loss of $8.9 million, or $.88 per share, which excluded a $2.6 million loss from a discontinued operation and a $13.4 million charge for the cumulative effect of an accounting change. Following is a summary of results:

                                                              (IN MILLIONS, EXCEPT PER
                                                                       SHARE)
                                                             ----------------------------
                                                                2003            2002
                                                             ------------    ------------

Income (Loss) From Continuing Operations:
         Amount                                                    $ 2.2         $  (8.9)
         Per share                                                   .21            (.88)
(Loss) From Discontinued Operation:
         Amount                                                       --            (2.6)
         Per Share                                                    --            (.24)
                                                             ------------    ------------
Income (Loss) Before Cumulative
     Effect of Accounting Change:
         Amount                                                      2.2           (11.5)
         Per Share                                                   .21           (1.12)
Cumulative Effect of Accounting Change:
         Amount                                                       --           (13.4)
         Per Share                                                    --           (1.32)
                                                             ------------    ------------
Net Income (Loss):
         Amount                                                      2.2           (24.9)
         Per Share                                                   .21           (2.44)
                                                             ============    ============

Earnings Before Interest, Taxes
     Depreciation and Amortization (EBITDA)*                         9.5            (7.6)


 * Results from continuing operations. EBITDA is a non-GAAP financial measure used by investors to analyze and compare companies on the basis of operating performance.

         The $11.1 million improvement in earnings in 2003 was largely due to higher pellet sales and production volume. Pellet sales were a first quarter record 3.5 million tons in 2003, a 2.2 million ton increase from first quarter 2002 sales. Sales to International Steel Group Inc. (ISG) accounted for almost two-thirds of the higher volume in 2003. Cliffs' pellet production was 4.5 million tons in the first quarter of 2003, an 80 percent increase from 2002. Most importantly, there were no production curtailments in 2003. EBITDA in the first quarter of 2003 was $9.5 million. In the first quarter of 2002, EBITDA from continuing operations was a negative $7.6 million.

         The gross sales margin was $.1 million in 2003 versus a loss of $14.1 million in 2002. The improvement was principally due to the production curtailment costs included in the 2002 margin partly offset by higher operating costs in 2003. High energy costs had a significant unfavorable impact on mine operating costs in the first quarter of 2003, particularly at Minnesota mining operations which cannot use coal in the pelletizing process.

         Interest income was higher in 2003 mainly due to income on the long-term receivable from Ispat Inland Inc., while the increase in royalties and management fees from partners primarily reflects the extended shutdown of the Empire Mine in 2002. Other income was higher in 2003 due to an increase in gains on sales of non-strategic assets. Asset sales are opportunistic and are not expected to continue at the same rate for the balance of the year.

         At the end of March, Cliffs had 5.0 million tons of pellets in inventory compared to 3.9 million tons at December 31, 2002. Following is a summary of production tonnage by mine for the first quarter of 2003 and 2002:

                                           (TONS IN MILLIONS)
                              ----------------------------------------------
                                      TOTAL               CLIFFS' SHARE
                              ----------------------  ----------------------
                                2003        2002        2003        2002
                              ----------  ----------  ----------  ----------
Empire                              1.5          --         1.2          --
Tilden                              1.6         1.6         1.4         1.4
                              ----------  ----------  ----------  ----------
     Michigan Mines                 3.1         1.6         2.6         1.4
Hibbing                             2.0         1.3          .4          .1
Northshore                          1.2          .8         1.2          .8
Wabush                              1.0          .9          .3          .2
                              ----------  ----------  ----------  ----------
     Total                          7.3         4.6         4.5         2.5
                              ==========  ==========  ==========  ==========

LIQUIDITY
---------

         At March 31, 2003, Cliffs had $53.9 million of cash and cash equivalents, which compared with $61.8 million at the beginning of the year. There was $55 million of debt outstanding at the end of March, including $20 million scheduled for repayment in December 2003. In March, the Company entered into a $20 million, unsecured 364-day revolving credit facility with Fifth Third Bank. There has been no borrowing under this facility.

OUTLOOK
-------
         John S. Brinzo, Cliffs' Chairman and Chief Executive Officer, said, "Our pellet sales forecast of 20 million tons is holding despite an uncertain economy and the softening steel fundamentals. We continue to expect that our mines will operate at capacity levels and avoid the idle costs that severely penalized our financial results in 2001 and 2002. While we have significant cost challenges due to higher energy costs, we are confident that we will continue to be profitable and rebuild our balance sheet in 2003."

                       * * * * * * * * * * * * * * * * * *

         Cleveland-Cliffs is the largest supplier of iron ore pellets to the North American steel industry. The Company operates five iron ore mines located in Michigan, Minnesota and Eastern Canada. References in this news release to "Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

         This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties.

         Actual results may differ materially from such statements for a variety of factors; such as: the expectations for pellet sales and mine operations and the projected liquidity requirements in 2003 may differ significantly from actual results because of changes in demand for iron ore pellets by North American integrated steel producers due to changes in steel utilization rates, operational factors, electric furnace production or imports of semi-finished steel or pig iron; changes in the financial condition of the Company's partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; and changes in cost factors including energy costs and employee benefit costs.

         Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company's most recent Annual Report and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are available publicly on Cliffs' website. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

         Cliffs will host a conference call on first quarter 2003 results tomorrow, April 24, at 10:00 a.m. EDT. The call will be broadcast live on Cliffs' website at www.cleveland-cliffs.com. A replay of the call will be available on the website. Cliffs will file its first quarter 10-Q Report with the Securities and Exchange Commission on April 24. For a more complete discussion of operations and financial position, please refer to the 10-Q Report.

Contacts:
---------
Media:  Ralph S. Berge, (216) 694-4870
Financial Community:  Fred B. Rice, (800) 214-0739 or (216) 694-5459

News releases and other information on the Company are available on the Internet at www.cleveland-cliffs.com

                              CLEVELAND-CLIFFS INC

                      STATEMENT OF CONSOLIDATED OPERATIONS


                                                                        Three Months Ended
                                                                            March 31
                                                                       --------------------
(In Millions Except Per Share Amounts)                                   2003        2002
-------------------------------------                                  --------    --------

REVENUES
     Product sales and services
         Iron ore                                                      $    122.9  $     47.9
         Freight and minority interest                                       28.2         7.1
                                                                       ----------  ----------
            Total product sales and services                                151.1        55.0
     Royalties and management fees                                            2.3         1.3
     Interest income                                                          2.7         1.1
     Other income                                                             5.4         3.3
                                                                       ----------  ----------
                                                      TOTAL REVENUES        161.5        60.7

COSTS AND EXPENSES
     Cost of goods sold and operating expenses                              151.0        69.1
     Administrative, selling and general expenses                             4.9         4.0
     Interest expense                                                         1.2         1.9
     Other expenses                                                           1.1         1.3
                                                                       ----------  ----------
                                            TOTAL COSTS AND EXPENSES        158.2        76.3
                                                                       ----------  ----------

INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                      3.3       (15.6)
INCOME TAXES (CREDIT)                                                         1.1        (6.7)
                                                                       ----------  ----------

INCOME (LOSS) FROM CONTINUING OPERATIONS                                      2.2        (8.9)
LOSS FROM DISCONTINUED OPERATION                                                         (2.6)
                                                                       ----------  ----------

INCOME (LOSS) BEFORE CUMULATIVE
     EFFECT OF ACCOUNTING CHANGE                                              2.2       (11.5)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                                  (13.4)
                                                                       ----------  ----------

NET INCOME (LOSS)                                                      $      2.2  $    (24.9)
                                                                       ==========  ==========

NET INCOME (LOSS) PER COMMON SHARE
     Basic and Diluted
         Continuing operations                                         $      .21  $     (.88)
         Discontinued operation                                                          (.24)
         Cumulative effect of accounting change                                         (1.32)
                                                                       ----------  ----------
                Net income (loss)                                      $      .21  $    (2.44)
                                                                       ==========  ==========

AVERAGE NUMBER OF SHARES
     Basic                                                                   10.2        10.2
     Diluted                                                                 10.3        10.2



                              CLEVELAND-CLIFFS INC

                      STATEMENT OF CONSOLIDATED CASH FLOWS


                                                              Three Months Ended
                                                                   March 31
                                                               ----------------
(In Millions, Brackets Indicate Decrease in Cash)               2003     2002
-------------------------------------------------              -------  -------

CASH FLOW FROM CONTINUING OPERATIONS
     OPERATING ACTIVITIES
         Income (loss) from continuing operations              $   2.2  $  (8.9)
         Depreciation and amortization:
            Consolidated                                           6.8      5.1
            Share of associated companies                           .9      2.1
         Deferred income taxes                                              2.8
         Gain on sale of assets                                   (4.9)    (2.5)
         Other                                                      .3     (3.3)
                                                               -------  -------
            Total before changes in operating
                assets and liabilities                             5.3     (4.7)
         Changes in operating assets and liabilities             (15.1)   (25.5)
                                                               -------  -------
                Net cash used by operating activities             (9.8)   (30.2)

     INVESTING ACTIVITIES
         Purchase of property, plant and equipment:
            Consolidated                                          (3.9)    (4.2)
            Share of associated companies                                   (.6)
         Investment in power-related joint venture                         (6.0)
         Proceeds from sale of assets                              5.4      2.5
                                                               -------  -------
                Net cash from (used by) investing activities       1.5     (8.3)

     FINANCING ACTIVITIES
         Contributions by minority shareholder                      .4       .6
                                                               -------  -------
                Net cash from financing activities                  .4       .6
                                                               -------  -------

CASH USED BY CONTINUING OPERATIONS                                (7.9)   (37.9)
CASH USED BY DISCONTINUED OPERATION                                        (3.8)
                                                               -------  -------

DECREASE IN CASH AND CASH EQUIVALENTS                          $  (7.9) $ (41.7)
                                                               =======  =======


                              CLEVELAND-CLIFFS INC

                  STATEMENT OF CONSOLIDATED FINANCIAL POSITION


                                                                      (In Millions)
                                                            -------------------------------
                                                             Mar. 31    Dec. 31    Mar. 31
                                                               2003       2002       2002
                                                            ---------  ---------  ---------
                           ASSETS
                           ------
CURRENT ASSETS
      Cash and cash equivalents                             $    53.9  $    61.8  $   142.1
      Trade accounts receivable - net                             4.7       14.1        9.9
      Receivables from associated companies                       6.1        9.0        2.2
      Product Inventories                                       148.8      111.2      126.3
      Supplies and other inventories                             66.7       73.2       49.8
      Other                                                      28.1       31.2       48.5
                                                            ---------  ---------  ---------
                                     TOTAL CURRENT ASSETS       308.3      300.5      378.8
PROPERTIES - NET
      Continuing operations                                     275.5      278.9      273.9
      Discontinued operation                                                          122.5
                                                            ---------  ---------  ---------
                                   TOTAL PROPERTIES - NET       275.5      278.9      396.4
INVESTMENTS IN ASSOCIATED IRON ORE VENTURES                       1.3        1.5       46.3
LONG-TERM RECEIVABLES                                            65.0       63.9
OTHER ASSETS                                                     78.8       85.3       67.5
                                                            ---------  ---------  ---------
                                             TOTAL ASSETS   $   728.9  $   730.1  $   889.0
                                                            =========  =========  =========

              LIABILITIES AND SHAREHOLDERS' EQUITY
              ------------------------------------
CURRENT LIABILITIES
      Borrowings under revolving credit facility            $          $          $   100.0
      Current portion of long-term debt                          20.0       20.0
      Accounts payable and accrued expenses                     167.7      170.7      102.6
      Payables to associated companies                           13.1       14.1       12.2
                                                            ---------  ---------  ---------
                                TOTAL CURRENT LIABILITIES       200.8      204.8      214.8
LONG-TERM DEBT                                                   35.0       35.0       70.0
PENSIONS, INCLUDING MINIMUM PENSION LIABILITY                   156.6      151.3        7.0
OTHER POST-RETIREMENT BENEFITS                                  111.1      109.1       84.9
ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS                       84.8       84.7       71.3
OTHER LIABILITIES                                                40.5       46.0       35.9
                                                            ---------  ---------  ---------
                                        TOTAL LIABILITIES       628.8      630.9      483.9
MINORITY INTEREST
      Iron ore venture                                           16.9       19.9       28.8
      Discontinued operation                                                           25.8
SHAREHOLDERS' EQUITY                                             83.2       79.3      350.5
                                                            ---------  ---------  ---------
               TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $   728.9  $   730.1  $   889.0
                                                            =========  =========  =========


                              CLEVELAND-CLIFFS INC

                       SUPPLEMENTAL FINANCIAL INFORMATION

                                                           Three Months Ended
                                                                March 31
                                                       -----------------------
                                                          2003          2002
                                                       ---------     ---------
IRON ORE SALES (TONS) - IN THOUSANDS                       3,456         1,344
                                                       =========     =========

SALES MARGIN (LOSS) - IN MILLIONS
---------------------------------
     Revenues from iron ore sales and services*        $   122.9   $      47.9
     Cost of goods sold and operating expenses*:
         Total                                             122.8          62.0
         Costs of production curtailments                                 13.8
                                                       ---------     ---------
         Excluding costs of production curtailments        122.8          48.2
                                                       ---------     ---------
     Sales margin (loss):
         Total                                                .1         (14.1)
         Excluding costs of production curtailments           .1           (.3)
                                                       =========     =========

SALES MARGIN (LOSS) - PER TON
-----------------------------
     Revenues from iron ore sales and services*        $   35.56  $      35.64
     Cost of goods sold and operating expenses*:
         Total                                             35.53         46.13
         Costs of production curtailments                                10.27
                                                       ---------     ---------
         Excluding costs of production curtailments        35.53         35.86
                                                       ---------     ---------
     Sales margin (loss):
         Total                                               .03        (10.49)
         Excluding costs of production curtailments          .03          (.22)
                                                       =========     =========

EBIT AND EBITDA - IN MILLIONS
-----------------------------
     Income (loss) from continuing operations          $     2.2   $      (8.9)
     Interest income                                        (2.7)         (1.1)
     Interest expense                                        1.2           1.9
     Income taxes (credit)                                   1.1          (6.7)
                                                       ---------     ---------
         EBIT **                                             1.8         (14.8)
     Depreciation and amortization                           7.7           7.2
                                                       ---------     ---------
         EBITDA **                                           9.5          (7.6)
                                                       =========     =========

   * Excludes revenues and expenses related to freight and minority interest which are offsetting and have no impact on operating results.
  ** EBIT and EBITDA are non-GAAP financial measures used by investors to analyze and compare companies on the basis of operations performance.

                              CLEVELAND-CLIFFS INC

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


1. On December 31, 2002, Cliffs increased its ownership in the Empire Mine to 79 percent. As a result, Empire became a consolidated subsidiary. In comparing the statement of consolidated financial position at March 31, 2002, with the statements at December 31, 2002 and March 31, 2003, there are changes due to the consolidation of Empire versus accounting for Empire by the equity method. Increases to sales revenue and cost of goods sold include Empire cost reimbursement from minority interest in 2003.

2. In the fourth quarter of 2002, Cliffs exited the ferrous metallics business. The business is accounted for as a discontinued operation in 2002. No further costs are anticipated in 2003 or future periods.

3. In 2002, Cliffs implemented the Financial Accounting Standard Board's SFAS No. 143, "Accounting for Asset Retirement Obligations" which addresses financial accounting and reporting obligations associated with the eventual closure of mining operations. The cumulative effect of the accounting change on prior years results was recognized by a $13.4 million non-cash charge as of January 1, 2002.

4. In management's opinion, the unaudited financial statements present fairly the Company's financial position and results. All financial information and footnote disclosures required by generally accepted accounting principles for complete financial statements have not been included. For further information, please refer to the Company's latest Annual Report.